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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





   Date of report (Date of earliest event reported)   March 19, 2007
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                                    SPSS Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      000-22194               36-2815480
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(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
Incorporation)                          File Number)         Identification No.)

233 South Wacker Drive, Chicago, Illinois                           60606
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(Address of Principal Executive Offices)                         (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03: Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2007, SPSS Inc. (the "Company") completed its previously announced private placement of $150 million aggregate principal amount of 2.50% Convertible Subordinated Notes due 2012 (the "Notes").

The Notes are governed by an indenture, dated as of March 19, 2007, between the Company and LaSalle Bank National Association, as trustee (the "Indenture"). A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes will bear interest at a rate of 2.50% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2007 to the holders of record on the preceding March 1 and September 1, respectively. The Notes will mature on March 15, 2012.

The Notes will be convertible into cash and, if applicable, shares of the Company's common stock, par value $0.01 per share (the "Common Stock") based on an initial conversion rate of 21.3105 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $46.93 per share) only under the following circumstances: (1) during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if the closing sale price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the conversion price per share, which is $1,000 divided by the then applicable conversion rate; (2) during any five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Common Stock for each day in that period and the conversion rate; (3) if specified distributions to holders of the Common Stock occur, as defined in the Indenture; (4) if a fundamental change occurs, as defined in the Indenture; or (5) during the period beginning on February 15, 2012 and ending on the close of business on the business day immediately preceding the maturity date. If the Company makes a physical settlement election as described below, the Notes will become convertible at the option of the holder at any time after the date of such physical settlement election and prior to the business day immediately preceding the maturity date of the Notes.

Unless the Company has made a physical settlement election, upon conversion of each $1,000 principal amount of Notes, a holder will receive, in lieu of Common Stock, an amount in cash equal to the lesser of (i) $1,000, or (ii) the conversion value, determined in the manner set forth in the Indenture. If the conversion value exceeds $1,000 on the conversion date, the Company will also deliver as payment for the excess value, at its election, cash or Common Stock or a combination of cash and Common Stock. At any time prior to maturity, the Company may make a physical settlement election. A physical settlement election is the irrevocable election to provide upon conversion, in lieu of providing cash and Common Stock, shares of Common Stock equal to the conversion rate for each $1,000 principal amount of Notes converted. Prior to making a physical settlement election, the Company may also irrevocably waive its ability to make a physical settlement election in the future with respect to the Notes.

The holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date, as defined in the Indenture. Additionally, the Notes may become immediately due and payable upon an event of default, which generally consist of the following:

     - a default in the payment of any principal amount or fundamental change purchase price due with respect to the Notes, when the same becomes due and payable, regardless whether such payment is permitted pursuant to the subordination provisions of the Indenture;


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     -   a default in payment of any interest (including additional interest)
         under the Notes, which default continues for 30 days, regardless of whether such payment is permitted pursuant to the subordination provisions of the Indenture;

     - a default in the delivery when due of all cash and any shares of Common Stock payable upon conversion of Notes in excess of 25% in aggregate principal amount of the Notes then outstanding, which default continues for 15 days, regardless of whether such delivery is permitted pursuant to the subordination provisions of the Indenture;

     - the Company's failure to comply with any of its other agreements in the Notes or the Indenture upon the Company's receipt of written notice by the trustee or the receipt by the Company and the trustee of written notice by the holders of at least 25% in aggregate principal amount of the Notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

     - a default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after the Company's receipt of written notice by the trustee or the receipt by the Company and the trustee of written notice by the holders of at least 25% in aggregate principal amount of the Notes, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would not be deemed to have occurred; and

     - certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its significant subsidiaries.

The Notes are direct, unsecured, subordinated obligations of the Company and rank junior in right of payment to all of the Company's existing and future senior indebtedness.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of March 19, 2007 (the "Registration Rights Agreement"), with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"). Under the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission within 120 days after the date of the original issuance of the Notes, and to use its commercially reasonable efforts to cause to become effective within 210 days after the date of the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company will keep such shelf registration statement effective until the earlier of (i) the sale pursuant to the shelf registration statement of all of the Notes and/or the shares of Common Stock issuable upon conversion of the Notes, (ii) the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), or any successor provision, and
(iii) the date that is two years from the original issuance of the Notes. The Company will be required to pay additional interest, subject to certain limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes or the registration statement does not become effective within the specified time periods. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Additional information pertaining to the Notes is contained in Item 3.02 and is incorporated herein by reference.


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ITEM 3.02:  UNREGISTERED SALES OF EQUITY SECURITIES.

The Company sold the Notes to the Initial Purchaser, in a previously announced private placement pursuant to exemptions from the registration requirements of the Securities Act. The net proceeds from the offering, after deducting the Initial Purchaser's discount and the estimated offering expenses payable by the Company, were approximately $145.7 million. The Initial Purchaser received an aggregate commission of $4.125 million in connection with the offering of the Notes.

The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser agreed to then sell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Notes is contained in Item 2.03 and is incorporated herein by reference.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.


         (d)  Exhibits.


              4.1 Indenture related to the 2.50% Convertible Subordinated Notes due 2012, dated as of March 19, 2007, between SPSS Inc. and LaSalle Bank National Association, as Trustee (including form of 2.50% Convertible Subordinated Notes due 2012)

              4.2 Registration Rights Agreement, dated as of March 19, 2007, between SPSS Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SPSS Inc.

                                                By: /s/ Erin R. McQuade
                                                    ----------------------------
                                                    Erin R. McQuade
                                                    Vice President,
                                                    Associate General Counsel

Dated:   March 22, 2007


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